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Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com
T 410.580.3000 F 410.580.3001
December 7, 2011

PHH Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

Re:
PHH Corporation: 9 1/4% Senior Notes due 2016

Ladies and Gentlemen:

        We have acted as Maryland counsel to PHH Corporation, a Maryland corporation (the "Company"), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, including the preliminary prospectus included therein at the time the Registration Statement becomes effective (the "Prospectus"), under the Securities Act of 1933, as amended (the "Securities Act"), for registration by the Company of an unspecified aggregate principal amount of its 9 1/4% Senior Notes due 2016 (the "Additional Notes") that constitute a further issuance of the 9 1/4% Senior Notes due 2016 (the "Initial Notes") that the Company issued on August 11, 2010 in the aggregate principal amount of $350,000,000. The Additional Notes are being issued pursuant to a base indenture, dated as of August 11, 2010 (the "Base Indenture") by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), as to be supplemented by a First Supplemental Indenture (the "Supplemental Indenture"), to be entered into by and between the Company and the Trustee and to be filed as an exhibit to the Registration Statement. (The Base Indenture, as supplemented by the Supplemental Indenture, is referred to herein as the "Indenture".)

        In our capacity as the Company's Maryland counsel, we have reviewed the following documents (collectively, the "Documents"):

          (a)   Articles of Amendment and Restatement of PHH Corporation effective as of January 31, 2005, Articles Supplementary of PHH Corporation effective as of March 27, 2008 and Articles of Amendment of PHH Corporation effective as of June 12, 2009 (each as attached to the Secretary's Certificate (as defined below), collectively, the "Charter");

          (b)   The By-Laws of the Company, as amended and restated as of October 27, 2011 (as attached to the Secretary's Certificate, the "By-Laws"), certified by the Secretary of the Company to be in effect on the date hereof;

          (c)   The Registration Statement, including the Prospectus contained therein;

          (d)   The Base Indenture;

          (e)   The form of Supplemental Indenture (as to be filed as an exhibit to the Registration Statement and attached to the Secretary's Certificate);

          (f)    The form of global note representing the Additional Notes (as attached as an exhibit to the form of Supplemental Indenture and to the Secretary's Certificate, the "Note Certificate");

          (g)   A certificate of the Senior Vice President, General Counsel and Secretary of the Company, dated as of the date hereof, as to certain factual matters (the "Secretary's Certificate");

          (h)   The form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee (as to be filed as an exhibit to the Registration Statement and attached to the Secretary's Certificate);

          (i)    Resolutions adopted by the Company's Board of Directors on May 27, 2010 relating to the authorization of the Base Indenture and the authorization, issuance, offer and sale of the Initial Notes, resolutions of the Pricing Committee of the Board of Directors of the Company adopted on August 6, 2010 relating to the final principal terms of the Initial Notes, resolutions adopted by the Company's Board of Directors by unanimous written consent on November 17, 2011 relating to the authorization, issuance, offer and sale of debt securities of the Company from time to time, and resolutions adopted by the Company's Board of Directors by unanimous written consent on December 7, 2011 relating to the filing of the Registration Statement, the authorization, execution and delivery of an underwriting agreement relating to the Additional Notes (an "Underwriting Agreement"), the Supplemental Indenture and the Additional Notes and the issuance, offer and sale of the Additional Notes (such resolutions adopted by the Company's Board of Directors by unanimous written consent on December 7, 2011, the "Board Actions") (in each case, as attached to the Secretary's Certificate);

          (j)    A short form good standing certificate with respect to the Company issued by the Maryland State Department of Assessments and Taxation, dated as of December 7, 2011; and

          (k)   Such other documents as we have considered necessary to the rendering of the opinion expressed below.

        In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party's (other than the Company's) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments identified above and attached to the Secretary's Certificate) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (".PDF") copies conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. To the extent that the Company's obligations under the Indenture or the Additional Notes may be dependent upon such matters, we have also assumed that: (i) the Trustee under the Indenture has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee has not appointed an agent to authenticate the Additional Notes. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Indenture and on the Secretary's Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the oral or written statements and representations of public officials and our review of the Documents.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that when (i) the Board of Directors of the Company or an authorized committee thereof or the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Additional Notes in accordance with the Board Actions; (ii) the Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Trustee; and (iii) the Additional Notes have been duly executed and authenticated by the Company and Trustee, respectively, as specified in the Indenture, and (iv) the Additional Notes have been issued and delivered against payment of the consideration therefor specified in the Board Actions or an Underwriting Agreement containing terms in accordance with the Board Actions and otherwise in accordance with the terms of the Indenture and any such Underwriting Agreement, each as described in the Prospectus, the Additional Notes will be duly authorized and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

        The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:

(a)
The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)
We have assumed that the Trustee's certificate of authentication of the Note Certificate will have been manually signed by one of the Trustee's authorized officers and that the Supplemental Indenture and the Note Certificate each shall contain terms as authorized in the Board Actions with respect to the Additional Notes and in accordance with the Indenture as described in the Prospectus.

(c)
We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the State of New York. This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland and the State of New York, each as currently in effect.

(d)
We express no opinion as to compliance with the securities (or "blue sky") laws of any jurisdiction.

(e)
The opinion stated herein relating to the validity, binding nature and enforceability of obligations of the Company is subject to (a) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (b) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (c) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification or contribution.

(f)
With respect to our opinion stated herein relating to the validity, binding nature and enforceability of obligations of the Company, we express no opinion concerning the provisions of the Indenture or the Additional Notes which provide for the jurisdiction of the courts of any particular jurisdiction, which may not be binding on the courts in the forums selected or excluded, or the availability of specific performance, injunctive relief, or other equitable remedies.

(g)
With respect to our opinion stated herein relating to the validity, binding nature and enforceability of obligations of the Company, we express no opinion concerning the provisions of the Indenture or the Additional Notes which provide for any future guarantee of the Additional Notes (the "Note

  Guarantees") by the subsidiaries of the Company that may be required to enter into a Note Guarantee under the Indenture or the Additional Notes.

(h)
This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

        We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

        This opinion is given to you solely for use in connection with the issuance and/or sale of the Additional Notes and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Additional Notes.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)

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  Exhibit 5.1